Enovis Announces Third Quarter 2022 Results

•Grew sales to $384 million, including 7% organic growth over the prior year quarter, with double-digit growth performance across its Reconstructive segment
•Reported a net loss of $(1.22) per diluted share from continuing operations and increased its adjusted earnings per share 34% to $0.59
•Expanded core margins and extended its innovation momentum with several new product launches

WILMINGTON, DE, November 2, 2022 (GLOBE NEWSWIRE)—Enovis™ Corporation (NYSE: ENOV), an innovation-driven, medical technology growth company, today announced its financial results for the third quarter of 2022. The Company will host an investor conference call and live webcast to discuss these results today at 8:00am ET.
Third Quarter Financial Results

Enovis’ third quarter net sales of $384 million were 7% higher than the prior year third quarter on both reported and organic bases. Enovis Reconstructive segment revenue of $127 million reflected 15% organic growth, and its Prevention and Recovery segment revenue of $257 million reflected 4% organic growth.

The Company reported third quarter 2022 net loss from continuing operations of $(66) million, or $(1.22) per diluted share, while adjusted earnings per share grew 34% from the prior year third quarter to $0.59. Third quarter results included a one-time benefit from tax planning. Enovis also reported adjusted EBITDA of $57 million, or 14.9% of sales. Excluding the impact of acquisitions and unfavorable currency translation pressures, core adjusted EBITDA margins improved 40 basis points versus the comparable prior year quarter despite significant ongoing cost inflation.

“Our strong Recon growth this quarter included double-digit increases across hips, knees and extremities,” said Matt Trerotola, Chief Executive Officer of Enovis. “For the total company, we are making significant progress towards our goal of sustainable high-single-digit organic growth, fueled by our successful positioning in faster-growing market sectors and impactful innovation. We also expect to improve our margins this year despite significant inflationary and currency pressures that are projected to continue into 2023.”

Business Highlights
•The Company recently initiated its EMPOWR 3D Knee™ European launch with the Mathys sales team, leveraging existing KOL support in training sessions with surgeons from seven countries.

•Enovis continues to successfully ramp its Arvis® augmented reality technology procedure counts, and surgeon feedback is highlighting its ease of use, accuracy, small size and single set of instrumentation for all three current knee and hip applications.

•The Company launched two connected bracing products for its award-winning Motion iQ® platform. The DonJoy® X-ROM® iQ, a wearable post-operative knee brace, and the DonJoy® SRB iQ, a lightweight 3D-knit compression knee sleeve, deliver timely feedback to patients and their care teams to improve rehabilitation outcomes.

2022 Outlook

Enovis updated its expectations for 2022 full year performance to include organic growth of approximately 6.5%, total sales growth of approximately 10%, adjusted EBITDA of $235-$240 million, and adjusted earnings per share of $2.20-$2.25.

Conference call and Webcast

Investors can access the webcast via a link on the Enovis website. For those planning to participate on the call, please dial (800) 715-9871 (U.S. callers) or +1 (646) 307-1963 (International callers) and provide the conference ID 1914045. A link to a replay of the call will also be available on the Enovis website later in the day.

ABOUT ENOVIS

Enovis Corporation (NYSE: ENOV) is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Company’s extensive range of products, services and integrated technologies fuels active lifestyles in orthopedics and beyond. The Company’s shares of common stock are listed in the United States on the New York Stock Exchange under the symbol ENOV. For more information about Enovis, please visit www.enovis.com.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Enovis’ plans, goals, objectives, outlook, expectations and intentions, including the anticipated benefits of the recently completed separation of Enovis’ fabrication technology and specialty medical technology businesses (the “Separation”) and other statements that are not historical or current fact. Forward-looking statements are based on Enovis’ current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Enovis’ results to differ materially from current expectations include, but are not limited to, risks related to the impact of the COVID-19 global pandemic, including the scope and duration of the outbreak, the rise, prevalence and severity of variants of the virus, material delays and cancellations of medical procedures, the nature and effectiveness of actions and restrictive measures by governments, businesses and individuals in response to the situation, and their impact on the global and regional economies, financial markets, creditworthiness and financial viability of customers, and overall demand for our products; the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; macroeconomic conditions, including the impact of increasing inflationary pressures; supply chain disruptions; increasing energy costs and availability concerns, particularly in the European market; the potential to incur significant liability if the Separation is determined to be a taxable transaction or the remaining portion of our investment in ESAB Corporation is monetized in a taxable manner; the ability to realize the anticipated benefits of the Separation, the financial and operating performance of the company following the Separation; volatility associated with ESAB Corporation’s share price and the related value of our investment in ESAB Corporation; other impacts on Enovis’ business and ability to execute business continuity plans; and the other factors detailed in Enovis’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Enovis’ filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Enovis disclaims any duty to update the information herein.

Non-GAAP Financial Measures

Enovis has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations, adjusted net income per diluted share from continuing operations, adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted EBITDA margin and organic sales growth.

Adjusted net income from continuing operations and Adjusted net income per diluted share from continuing operations excludes restructuring and other charges, European Union Medical Device Regulation (“MDR”) and related costs, amortization of acquired intangibles, inventory step up costs, strategic transaction costs, debt extinguishment costs, insurance settlement gain, gains and losses on the Company’s investments, and stock compensation costs. Adjusted net income adjusts interest expense to reflect pro forma interest from the Company’s term loan facility under the Company’s current capital structure after giving effect to the completing of the refinancing transactions in connection with the Separation, and it includes the tax effect of adjusted pre-tax income at applicable tax rates and other tax adjustments. Enovis also presents adjusted net income margin from continuing operations, which is subject to the same adjustments as adjusted net income from continuing operations.

Adjusted EBITDA represents operating income from continuing operations excluding restructuring and other charges, MDR and related costs, strategic transaction costs, stock-based compensation costs, depreciation and amortization, amortization of acquired intangibles, insurance settlement (gain) loss, and inventory step up costs. Enovis presents adjusted EBITDA margin, which is subject to the same adjustments as adjusted EBITDA.

Organic sales growth excludes the impact of acquisitions and foreign exchange rate fluctuations.

These non-GAAP financial measures assist Enovis management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Enovis management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release. Enovis does not provide reconciliations of adjusted EBITDA or adjusted earnings per share on a forward-looking basis to the closest GAAP financial measures, as such information is not available without unreasonable efforts on a forward-looking basis due to uncertainties regarding, and the potential variability of, reconciling items excluded from these measures. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

Derek Leckow
Vice President, Investor Relations
Enovis Corporation
+1-302-421-1971
investorrelations@enovis.com

Enovis Corporation
Condensed Combined Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021

Net sales	$383,814	$359,923	$1,154,388	$1,027,130
Cost of sales	167,990	162,047	516,758	457,379
Gross profit	215,824	197,876	637,630	569,751
Gross profit margin	56.2%	55.0%	55.2%	55.5%
Selling, general and administrative expense	182,187	168,270	564,324	487,220
Research and development expense	15,599	12,458	46,102	33,860
Amortization of acquired intangibles	31,993	31,025	94,603	88,067
Insurance settlement (gain) loss	975	—	(32,059)	—
Restructuring and other charges	2,989	2,230	7,653	5,193
Operating loss	(17,919)	(16,107)	(42,993)	(44,589)
Operating income (loss) margin	(4.7)%	(4.5)%	(3.7)%	(4.3)%
Interest expense, net	6,334	4,122	17,944	22,751
Debt extinguishment charges	—	—	20,104	29,870
Unrealized (gain) loss on investment in ESAB Corporation	63,125	—	(72,412)	—
Realized gain on cost basis investment	(8,800)	—	(8,800)	—
Other income	(300)	—	(300)	—
Income (loss) from continuing operations before income taxes	(78,278)	(20,229)	471	(97,210)
Income tax benefit	(12,329)	(6,651)	(16,176)	(9,651)
Net income (loss) from continuing operations	(65,949)	(13,578)	16,647	(87,559)
Income (loss) from discontinued operations, net of taxes	(527)	40,435	10,163	164,358
Net income	(66,476)	26,857	26,810	76,799
Less: net income attributable to noncontrolling interest from continuing operations - net of taxes	136	191	533	836
Less: net income attributable to noncontrolling interest from discontinued operations - net of taxes	—	818	966	2,399
Net income (loss) attributable to Enovis Corporation	$(66,612)	$25,848	$25,311	$73,564
Net income (loss) per share - basic
Continuing operations	$(1.22)	$(0.26)	$0.30	$(1.76)
Discontinued operations	$(0.01)	$0.75	$0.17	$3.22
Consolidated operations	$(1.23)	$0.49	$0.47	$1.46
Net income (loss) per share - diluted
Continuing operations	$(1.22)	$(0.26)	$0.30	$(1.76)
Discontinued operations	$(0.01)	$0.75	$0.17	$3.22
Consolidated operations	$(1.23)	$0.49	$0.46	$1.46

Enovis Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
Change in Sales
Dollars in millions
(Unaudited)

	Net Sales
	Prevention and Recovery		Reconstructive		Total Enovis
	$	Change %	$	Change %	$	Change %

For the three months ended October 1, 2021	$256.2		$103.7		$359.9
Components of Change:
Existing businesses(1)	9.5	3.7%	15.5	15.0%	25.1	7.0%
Acquisitions(2)	—	—%	9.0	8.7%	9.0	2.5%
Foreign currency translation(3)	(9.3)	(3.6)%	(1.0)	(1.0)%	(10.3)	(2.8)%
	0.2	0.1%	23.6	22.7%	23.8	6.6%
For the three months ended September 30, 2022	$256.5		$127.3		$383.8
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales as a result of acquisitions closed subsequent to the beginning of the prior year period.
(3) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

	Net Sales
	Prevention and Recovery		Reconstructive		Total Enovis
	$	Change %	$	Change %	$	Change %

For the nine months ended October 1, 2021	$757.8		$269.3		$1,027.1
Components of Change:
Existing businesses(1)	29.4	3.9%	29.4	10.9%	58.8	5.7%
Acquisitions(2)	—	—%	92.0	34.2%	92.0	9.0%
Foreign currency translation(3)	(22.1)	(2.9)%	(1.5)	(0.6)%	(23.6)	(2.3)%
	7.3	1.0%	119.9	44.5%	127.2	12.4%
For the nine months ended September 30, 2022	$765.1		$389.2		$1,154.3
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales as a result of acquisitions closed subsequent to the beginning of the prior year period.
(3) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Adjusted Net Income and Adjusted Net Income Per Share
Net income (loss) from continuing operations attributable to Enovis Corporation(1) (GAAP)	$(66.1)	$(13.8)	$16.1	$(88.4)
Restructuring and other charges - pretax(2)	3.0	2.2	8.5	5.2
MDR and related costs - pretax(3)	3.6	1.9	10.6	5.6
Amortization of acquired intangibles - pretax	32.0	31.0	94.6	88.1
Inventory step-up - pretax	2.1	1.4	12.0	3.7
Strategic transaction costs - pretax(4)	8.1	11.4	32.5	15.8
Debt extinguishment charges - pretax	—	—	20.1	29.9
Pro forma interest expense adjustment(5)	1.5	3.1	10.9	19.8
Insurance settlement (gain) loss	1.0	—	(32.1)	—
Unrealized (gain) loss on investment in ESAB Corporation	63.1	—	(72.4)	—
(Gain) on cost basis investment	(8.8)	—	(8.8)	—
Stock-based compensation	7.2	6.3	21.7	19.0
Other income	(0.3)	—	(0.3)	—
Tax adjustment(6)	(14.2)	(19.9)	(29.0)	(40.9)
Adjusted net income from continuing operations (non-GAAP)	$32.2	$23.6	$84.6	$57.7
Adjusted net income margin from continuing operations	8.4%	6.6%	7.3%	5.6%
Weighted-average shares outstanding - diluted (in thousands)	54,463	53,722	54,460	50,966

Adjusted net income per share - diluted from continuing operations (non-GAAP)	$0.59	$0.44	$1.55	$1.13

Net income per share - diluted from continuing operations (GAAP)	$(1.22)	$(0.26)	$0.30	$(1.76)
__________
(1) Net income (loss) from continuing operations attributable to Enovis Corporation for the respective periods is calculated using Net income (loss) from continuing operations less the continuing operations component of the income attributable to noncontrolling interest, net of taxes, of $0.1 million and $0.5 million for the three and nine months ended September 30, 2022, respectively, and $0.2 million and $0.8 million for the three and nine months ended October 1, 2021, respectively.
(2) Restructuring and other charges includes $0.8 million of expense classified as Cost of sales on our Condensed Consolidated Statements of Operations for the nine months ended September 30, 2022.
(3) Primarily related to costs specific to compliance with medical device reporting regulations and other requirements of the European Union Medical Device Regulation of 2017 (“MDR”). These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(4) Strategic transaction costs includes costs related to the Separation and certain transaction and integration costs related to recent acquisitions.
(5) Adjusts interest expense to reflect pro forma interest from the Company’s term loan facility under the Company’s current capital structure after giving effect to the completion of the refinancing transactions in connection with the Separation and is applied to all periods presented for the comparability of results.
(6) The effective tax rates used to calculate adjusted net income and adjusted net income per share were 5.5% and 13.1% for the three and nine months ended September 30, 2022, respectively, and 35.8% and 34.8% for the three and nine months ended October 1, 2021, respectively.

Enovis Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in millions
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
	(Dollars in millions)
Operating income (loss) from continuing operations (GAAP)	$(17.9)	$(16.1)	$(43.0)	$(44.6)
Adjusted to add (deduct):
Restructuring and other charges(1)	3.0	2.2	8.5	5.2
MDR and other costs(2)	3.6	1.9	10.6	5.6
Strategic transaction costs(3)	8.1	11.4	32.5	15.8
Stock-based compensation	7.2	6.3	21.7	19.0
Depreciation and other amortization	18.2	18.4	56.1	51.6
Amortization of acquired intangibles	32.0	31.0	94.6	88.1
Insurance settlement (gain) loss(4)	1.0	—	(32.1)	—
Inventory step-up	2.1	1.4	12.0	3.7
Adjusted EBITDA (non-GAAP)	$57.2	$56.5	$161.1	$144.4
Adjusted EBITDA margin (non-GAAP)	14.9%	15.7%	14.0%	14.1%
__________
(1) Restructuring and other charges includes $0.8 million of expense classified as Cost of sales on our Condensed Consolidated Statements of Operations for the nine months ended September 30, 2022.
(2) Primarily related to costs specific to compliance with medical device reporting regulations and other requirements of the European Union MDR. These costs are classified as Selling, general and administrative expense on our Condensed Consolidated Statements of Operations.
(3) Strategic transaction costs includes costs related to the Separation and certain transaction and integration costs related to recent acquisitions.
(4) Insurance settlement (gain) loss relates to the Company’s 2019 acquisition of DJO.

Enovis Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$54,957	$680,252
Trade receivables, less allowance for credit losses of $7,516 and $6,589	258,823	254,958
Inventories, net	416,872	356,233
Prepaid expenses	28,992	26,046
Other current assets	48,293	29,176
Investment in ESAB Corporation	200,274	—
Total current assets associated with discontinued operations	—	956,614
Total current assets	1,008,211	2,303,279
Property, plant and equipment, net	225,176	235,113
Goodwill	1,959,795	1,934,258
Intangible assets, net	1,116,539	1,154,028
Lease asset - right of use	67,084	76,485
Other assets	68,013	74,700
Total non-current assets associated with discontinued operations	—	2,738,049
Total assets	$4,444,818	$8,515,912

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$449,223	$7,701
Accounts payable	179,672	155,208
Accrued liabilities	225,021	225,391
Total current liabilities associated with discontinued operations	—	635,284
Total current liabilities	853,916	1,023,584
Long-term debt, less current portion	—	2,078,625
Non-current lease liability	52,032	56,549
Other liabilities	130,668	122,159
Total non-current liabilities associated with discontinued operations	—	573,562
Total liabilities	1,036,616	3,854,479
Equity:
Common stock, $0.001 par value; 400,000,000 shares authorized; 54,148,315 and 52,083,078 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	54	52
Additional paid-in capital	2,908,913	4,544,315
Retained earnings	614,335	589,024
Accumulated other comprehensive loss	(116,611)	(516,013)
Total Enovis Corporation equity	3,406,691	4,617,378
Noncontrolling interest	1,511	44,055
Total equity	3,408,202	4,661,433
Total liabilities and equity	$4,444,818	$8,515,912

Enovis Corporation
Condensed Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Nine Months Ended
	2022	2021
Cash flows from operating activities:
Net income	$26,810	$76,799
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation, amortization and other impairment charges	167,453	197,641
Stock-based compensation expense	27,799	26,235
Unrealized gain on investment in ESAB Corporation	(72,412)	—
Debt extinguishment charges	20,104	29,870
Changes in operating assets, liabilities, income taxes payable and other, net	(189,657)	(70,662)
Net cash (used in) provided by operating activities	(19,903)	259,883
Cash flows from investing activities:
Purchases of property, plant and equipment and intangibles	(68,668)	(73,595)
Proceeds from sale of property, plant and equipment	2,746	2,908
Acquisitions, net of cash received, and investments	(73,390)	(222,961)
Net cash used in investing activities	(139,312)	(293,648)
Cash flows from financing activities:
Repayments of borrowings, net	(1,630,155)	(594,265)
Distribution from ESAB Corporation, net	1,143,369	—
Proceeds from issuance of common stock, net	2,530	738,177
Payment of debt extinguishment costs	(12,704)	(24,375)
Deferred consideration payments and other	(9,795)	(7,700)
Net cash (used in) provided by financing activities	(506,755)	111,837
Effect of foreign exchange rates on Cash and cash equivalents and Restricted Cash	1,557	(1,659)
(Decrease) increase in Cash and cash equivalents and Restricted cash	(664,413)	76,413
Cash and cash equivalents and Restricted Cash, beginning of period	719,370	101,069
Cash and cash equivalents, end of period	$54,957	$177,482